Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

FIRST QUARTER 2013 RESULTS

Continued Increases in Margins, Bookings and Earnings per Share

CINCINNATI, OHIO, May 08, 2013 - CECO Environmental Corp. (NasdaqGM:CECE), a leading global provider of air pollution control technology, systems and equipment, today announced first quarter results for the period ended March 31, 2013.

Financial highlights for the first quarter of 2013 compared to the first quarter of 2012 include:

Net sales were $34.4 million as compared to $33.0 million in the same period of 2012;

Gross profit increased by 9.8%, to $11.2 million as compared to $10.2 million in 2012;

Gross margin increased to 32.6% compared to 30.9% for the same quarter in 2012;

Operating income decreased to $3.3 million in 2013 compared to $3.7 million in 2012; Non-GAAP operating income, adjusted for transaction related costs including legal, accounting, banking, retention payments, earn-out expenses and amortization of intangibles related to recent acquisitions, increased to $4.6 million compared to $3.8 million a 21.1% improvement;

Operating margin decreased to 9.6% from 11.2% in 2012; Non-GAAP operating margin, adjusted as noted above, increased to 13.4% compared to 11.5%;

Net income increased to $2.2 million in 2013 as compared to net income of $2.0 million in 2012; Non-GAAP net income, adjusted as noted above, increased to $3.3 million compared to $2.1 million;

Net income per diluted share was $0.12 in 2013 as compared to $0.12 in 2012; Non-GAAP net income per diluted share, adjusted as noted above, increased to $0.18 in 2013 compared to $0.13 in 2012.

Bookings were $37.6 million compared to $30.7 million in 2012, an increase of 22.5%; and

Backlog as of March 31, 2013 was $75.8 million compared to $59.5 million as of December 31, 2012 and $52.6 million as of March 31, 2012.

Subsequent Event

On April 22nd, CECO announced that it had entered into a definitive agreement to acquire Met-Pro Corporation (NYSE: MPR). Met-Pro is a leading global, niche-oriented provider of product recovery, pollution control, fluid handling and filtration solutions across multiple diversified end-markets. Pursuant to the terms of the definitive agreement, CECO will acquire all of the outstanding shares of Met-Pro common stock in a cash and stock transaction valued at a total of approximately $210 million. The completion of the acquisition is subject to standard closing conditions including the approval of the stockholders of both CECO and Met-Pro. Please refer to our Current Report on Form 8-K filed with the SEC on April 22, 2013 and our other SEC filings for more information.

“I am once again very pleased with our results for the quarter as CECO continued to achieve significant improvements in margins and profitability,” commented CECO’s Chief Executive Officer, Jeff Lang. “We realized record gross and operating margins which was a direct result of our focus on operational excellence and the inclusion of our recent accretive acquisitions of both Adwest and Aarding. Our year-to-date bookings have increased substantially over the same period last year as new and existing customers placed substantial orders with us for their air pollution control needs around the world.”

Mr. Phillip DeZwirek, CECO’s Chairman commented, “We are very excited with the recent announced acquisition of Met-Pro Corporation which together with CECO will create the global platform in the growing air pollution control and product recovery technology sectors. The team has already identified significant cost and revenue synergies and expects once we close the transaction, the benefits from this acquisition will generate significant value for all our shareholders.”

CECO will host a conference call on Wednesday, May 8, 2013 at 8:30 a.m. EDT to review its financial results for the quarter. Conferencing details are as follows:

Dial in number:	866-318-8614
International dial in number:	617-399-5133
Participant passcode:	32703938

Replay:	888-286-8010
International:	617-801-6888
Passcode:	83765661

This call is being webcast by Thomson/CCBN and can be accessed at CECO’s web site at www.cecoenviro.com.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global provider of air pollution control technology. Through its subsidiaries – Aarding Thermal Acoustics, Adwest Technologies, Busch International, CECO Filters, CECO Abatement Systems, Kirk & Blum, Effox-Flextor, Fisher-Klosterman/Buell, CECO China and A.V.C. Specialists, CECO provides a wide spectrum of air quality products and services including engineered equipment, cyclones, scrubbers, dampers, diverters, RTO’s, component parts and monitoring and management services. Industries served include refining, petro-chemical, power, aluminum, steel, automotive, chemical and large industrial processes. Revenue is approximately 75% from engineered equipment technology and 25% from parts, services and aftermarket. Global Growth, Operational Excellence, Margin Expansion, Safety, and Employee Development are CECO’s core competencies and long term objectives.

For more information on CECO Environmental please visit the company’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, CECO Environmental Corp.

Email: investors@cecoenviro.com

1-800-333-5475

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

Dollars in thousands, except per share data

	MARCH 31, 2013	DECEMBER 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$6,926	$22,994
Accounts receivable, net	26,802	29,499
Costs and estimated earnings in excess of billings on uncompleted contracts	12,372	5,747
Inventories, net	6,436	3,898
Prepaid expenses and other current assets	5,825	2,183

Total current assets	58,361	64,321

Property and equipment, net	5,622	4,885
Goodwill	35,705	19,548
Intangibles – finite life, net	4,380	1,283
Intangibles – indefinite life	5,432	3,526
Deferred charges and other assets	4,595	541

	$114,095	$94,104

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$1,941	$0
Accounts payable and accrued expenses	19,206	15,093
Billings in excess of costs and estimated earnings on uncompleted contracts	12,410	11,368
Accrued income taxes	2,005	1,079

Total current liabilities	35,562	27,540
Other liabilities	6,131	4,442
Debt, less current portion	770	0
Deferred income tax liability, net	1,426	128

Total liabilities	43,889	32,110

Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 17,871,922 and 17,096,543 shares issued in 2013 and 2012, respectively	179	171
Capital in excess of par value	62,467	54,800
Accumulated earnings	11,010	9,691
Accumulated other comprehensive loss	(3,094)	(2,312)

	70,562	62,350

Less treasury stock, at cost, 137,920 shares in 2013 and 2012, respectively	(356)	(356)

Total shareholders’ equity	70,206	61,994

	$114,095	$94,104

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Dollars in thousands, except per share data

	THREE MONTHS ENDED MARCH 31,
	2013	2012
Net sales	$34,361	$33,026
Cost of sales	23,177	22,842

Gross profit	11,184	10,184
Selling and administrative	6,592	6,341
Acquisition expenses	1,095	0
Amortization	159	96

Income from operations	3,338	3,747
Other expense, net	131	(65)
Interest expense (including related party interest of $0 and $59, respectively)	(97)	(271)

Income before income taxes	3,372	3,411
Income tax expense	1,164	1,366

Net income	$2,208	$2,045

Per share data:
Basic net income	$0.13	$0.14

Diluted net income	$0.12	$0.12

Weighted average number of common shares outstanding:
Basic	17,078,192	14,527,371
Diluted	17,774,051	17,128,134

CECO ENVIRONMENTAL CORP.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

Dollars in thousands, except per share data

	THREE MONTHS ENDED MARCH 31,
	2013	2012
Reconciliation of GAAP operating income and GAAP operating margin:
Operating income in accordance with GAAP	$3,338	$3,747
Operating margin in accordance with GAAP	9.6%	11.2%
Acquisition related expenses	1,095	0
Amortization of intangibles related to acquisitions	159	96

Non-GAAP operating income	$4,592	$3,843

Non-GAAP operating margin	13.4%	11.5%

Reconciliation of GAAP net income:
Net income in accordance with GAAP	$2,208	$2,045
Acquisition related expenses	1,095	0
Amortization of intangibles related to acquisitions	159	96
Tax benefit of costs associated with acquisition activities	(201)	(38)

Non-GAAP net income	$3,261	$2,103

Per share data:
Non-GAAP net income per basic share (17,078,192 and 14,527,371 respectively)	$0.19	$0.14

Non-GAAP net income per diluted share(17,774,051 and 17,128,134 respectively)	$0.18	$0.13

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP net income, non-GAAP operating income, non-GAAP operating margin, and non-GAAP earnings per diluted share, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to acquisition activities including retention, earn-out, legal, accounting, banking, amortization and other expenses and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP net income, Non-GAAP adjusted operating income, Non-GAAP operating margin and adjusted earnings per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income, non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per diluted share to the comparable GAAP measures.

Additional Information and Where to Find It

This communication is not a substitute for the prospectus/proxy statement CECO and Met-Pro will file with the SEC. Investors in CECO or Met-Pro are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents that will be filed by the Company and Met-Pro with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to CECO Environmental Corp., 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations; or to Met-Pro Corporation, 160 Cassell Road, Harleysville, Pennsylvania 19438, Attention: Investor Relations. A final prospectus/proxy statement will be mailed to CECO’s stockholders and shareholders of Met-Pro.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

CECO and Met-Pro, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2013 annual meeting of stockholders and CECO’s 10-K for the year ended December 31, 2012. Information about the directors and executive officers of Met-Pro is set forth in the proxy statement for Met-Pro’s 2013 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to complete the acquisition of Met-Pro and successfully integrate Met-Pro’s operations and realize the synergies from the acquisition, as well as a number of factors related to our business and that of Met-Pro, including economic and financial market conditions generally and economic conditions in CECO’s and Met-Pro’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the acquisition and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in CECO’s and Met-Pro’s filings with the Securities and Exchange Commission, including their reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s and Met-Pro’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, neither CECO or Met-Pro undertakes any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.